Exhibit 99.1

SpringWorks Therapeutics Reports First Quarter 2020 Financial Results and Recent Business Highlights

-            Announced Issuance of New U.S. Composition of Matter Patent to Polymorphic Form of Nirogacestat, Extending Patent Protection into 2039 –

-            Signed Clinical Collaboration with Allogene to Evaluate Nirogacestat in Combination with Allogeneic BCMA CAR T Cell Therapy in Patients with Relapsed or Refractory Multiple  Myeloma –

-            Initiated a Phase 1 Clinical Trial of BGB-3245, a Selective RAF Dimer Inhibitor, in Biomarker Defined Solid Tumors Patients –

STAMFORD, Conn – May 12, 2020 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today provided an update on recent company developments and reported first quarter financial results for the period ended March 31, 2020.

“We are pleased with our execution in the first quarter of 2020, which included building upon our existing intellectual property portfolio by extending the patent protection for our lead product candidate, nirogacestat, to 2039, while continuing to advance our diversified pipeline of targeted oncology programs,” said Saqib Islam, Chief Executive Officer of SpringWorks. “Our focus for the remainder of the year continues to be on enrolling patients in our ongoing clinical trials, advancing nirogacestat as a cornerstone of BCMA combination therapy for patients with multiple myeloma, and further expanding our portfolio through additional business development activities.”

Recent Business Highlights

•     In March 2020, the United States Patent and Trademark Office issued a new composition of matter patent that covers the polymorphic form of nirogacestat that is currently in clinical development. This patent expires in 2039.

•     In March 2020, MapKure LLC, a clinical-stage company that is jointly owned by SpringWorks and BeiGene, Ltd., announced that the first patient was dosed in Australia in a Phase 1 clinical trial of BGB-3245, a selective RAF dimer inhibitor. This ongoing Phase 1 trial is enrolling adult patients with biomarker-defined advanced or refractory solid tumors that may benefit from BGB-3245 treatment. The companies also announced that the U.S. Food and Drug Administration has allowed the Investigational New Drug application submitted for BGB-3245 to proceed, which will enable this study to expand to U.S. sites as well.

•     In January 2020, SpringWorks entered into a clinical collaboration agreement with Allogene Therapeutics to evaluate nirogacestat in combination with ALLO-715, an investigational anti-B-cell maturation antigen (BCMA) allogeneic CAR T cell therapy, in patients with relapsed or refractory multiple myeloma.  A Phase 1 study is expected to commence in the second half of 2020.

COVID-19 Update

To date, the COVID-19 pandemic has had a relatively modest impact on SpringWorks’ business operations, in particular on SpringWorks’ clinical trial programs, and the company is undertaking considerable efforts to mitigate the various challenges presented by this crisis. For further details and descriptions of the risks associated with the COVID-19 pandemic, please see the Risk Factors in SpringWorks’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2020 and refer to the Forward-Looking Statements section in this press release.

First Quarter 2020 Financial Results

•     Research and Development (R&D) Expenses: R&D expenses were

$9.7 million for the first quarter, compared to $8.4 million for the comparable period of 2019. The increases in R&D expenses were primarily attributable to growth in employee costs, including non-cash share-based compensation associated with increases in the number of R&D personnel.

•     General and Administrative (G&A) Expenses:  G&A expenses were $6.4 million for the first quarter, compared to $3.3 million for the comparable period of 2019. The increases in G&A expenses were primarily attributable to growth in employee costs, including non-cash share-based compensation associated with increases in the number of G&A personnel, and increases in consulting and professional services related to the expansion of our business activities.

•     Net Loss Attributable to Common Stockholders: SpringWorks reported net loss of $15.3 million, or a loss of $0.37 per share, for the first quarter of 2020. This compares to net loss of $11.4 million, or a loss of $5.41 per share, for the comparable period of 2019.

•     Cash Position: Cash and cash equivalents were $311.1 million as of March 31, 2020.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, please visit www.springworkstx.com.

Follow SpringWorks Therapeutics on social media: @SpringWorksTx and LinkedIn.

SpringWorks uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investors & Media’ section. Accordingly, investors should monitor such portions of the SpringWorks website, in addition to following press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, competition from other biopharmaceutical companies, and other risks identified in SpringWorks’ SEC filings. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per-share data)	2020	2019	Change
Operating expenses:
Research and development	$9,727	$8,423	$1,304
General and administrative	6,403	3,265	3,138
Total operating expenses	16,130	11,688	4,442
Loss from operations	(16,130)	(11,688)	(4,442)
Other income:
Interest income, net	936	279	657
Total other income	936	279	657
Equity investment loss	(100)	—	(100)
Net loss	$(15,294)	$(11,409)	$(3,885)
Reconciliation of net loss to net loss attributable to common stockholders:
Net loss	$(15,294)	$(11,409)	$(3,885)
Net gain attributable to extinguishment of Series A convertible preferred and Junior Series A convertible preferred units		7,729	(7,729)
Net loss attributable to common stockholders, basic and diluted	$(15,294)	$(3,680)	$(11,614)

Net loss per share, basic and diluted	$(0.37)	(5.41)
Weighted average common shares outstanding, basic and diluted	41,789,120	680,006

SpringWorks Therapeutics, Inc. and Subsidiaries

Selected Balance Sheet Data

(Unaudited)

	March 31, 2020	December 31, 2019
(In thousands)
Cash and cash equivalents	$311,075	$327,652
Working Capital (2)	305,060	319,391
Total Assets	317,408	334,831
Total liabilities	9,274	12,759
Accumulated deficit	(88,323)	(73,029)
Total stockholders’ (deficit) equity	308,134	322,072

(2)   We define working capital as current assets less current liabilities.

Contact:

Kim Diamond

Phone: 203-561-1646

Email: kdiamond@springworkstx.com